Exhibit 10.09

            ADDENDUM 4 TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02


         The following are amendments to the Elaine Beavon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company", "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03, 5-05-2004 and July 7, 2004.

         This Addendum to the employment agreement is to be effective as of July 1, 2004.

         For the purpose of cleaning up the "financial and stock overhang" of the Company, as dictated by the Board of Directors, the Company and Beavon agree to the following regarding Salary and Expenses:

         1. Under her employment agreement Elaine Beavon earned a salary of $7,000 per month, payable 60% per month and 40% deferred until the Company was able to pay. Beavon hereby gives up her right to the 40% deferred portion of that salary, reducing her monthly salary to $4,200, until the Company is financially liquid enough to permit a reasonable salary consistent with industry standards.

         2. Beavon and the Company hereby agree that expense reimbursement payments made to Beavon through this date will be considered settlement in full of any and all business expenses paid by Beavon through June 30, 2004. Expenses incurred by Beavon from July 1, 2004 and thereafter will be reimbursed by the Company within 30 days from the date submitted, providing the Company is financially able to make the payment.


I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October 6, 2004.

Employer:                                                Employee:
SCTN                                                     Elaine Beavon
330 E. Warm Springs Rd.                                  2859 E. Wasatch Blvd.
Las Vegas, NV  89119                                     Sandy, UT  84092


  By: /s/ Bernard McHale                                 By:/s/ Elaine Beavon
      ------------------                                    -----------------
      Bernard McHale, Director                              Elaine Beavon


  By: /s/ Joseph E. Diamond
      ---------------------
      Joseph E. Diamond, Vice President and Director